UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois		60517
(Address of principal executive offices)		(Zip Code)

(630) 739-6744
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2007, Advanced Life Sciences Holdings, Inc. (the “Company”) received a letter from the Nasdaq Listings Qualifications Department notifying the Company that it does not comply with the continued listing requirements of the Nasdaq Global Market because the market value of its listed securities was below $50 million for 10 consecutive trading days (pursuant to Rule 4450(b)(1)(A) of the Nasdaq Marketplace Rules). Nasdaq also informed the Company that it is not in compliance with Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

The Company has been provided 30 calendar days, or until September 12, 2007, to regain compliance with the continued listing requirements of the Nasdaq Global Market. In the event that the Company does not regain compliance by September 12, 2007, Advanced Life Sciences will have the right to appeal a determination to delist its securities from the Nasdaq Global Market. The Company’s securities would remain listed on the Nasdaq Global Market throughout the appeal process. Further, the Company can choose to apply to transfer its securities from the Nasdaq Global Market to the Nasdaq Capital Market during or after the appeal process, subject to approval by Nasdaq staff.

A copy of the press release dated August 16, 2007 announcing receipt of the Nasdaq staff letter is attached hereto as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits:

99.1                           Press Release dated August 16, 2007 announcing receipt of Nasdaq staff letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: August 17, 2007	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No	Description

99.1	Press Release dated August 16, 2007 announcing receipt of Nasdaq staff letter.